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                                                                   Exhibit 4.2.3


                            SECOND SUPPLEMENTAL INDENTURE

          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of January 13, 1999 (this "Second Supplemental Indenture"), to the Indenture (as defined below), among The Doe Run Resources Corporation, a New York corporation (the "Company"), the Guarantors (as defined in the Indenture), the Subsidiary of the Company listed on Schedule A annexed hereto (the "Additional Guarantor") and State Street Bank and Trust Company, as Trustee (the "Trustee").

          WHEREAS, the Company has issued its 111/4% Senior Secured Notes due 2005 (the "Securities") in the aggregate principal amount of $50,000,000 under and pursuant to the Indenture, dated as of September 1, 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee; and

          WHEREAS, the Additional Guarantor has become a Restricted Subsidiary and pursuant to Section 4.20 of the Indenture is entering into this Second Supplemental Indenture to thereby become a Guarantor as provided in Article Thirteen of the Indenture; and

          WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Company, the Guarantors, the Additional Guarantor and the Trustee may enter into this Second Supplemental Indenture without the consent of any Holder; and

          WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Second Supplemental Indenture pursuant to the Indenture and all other documents relating to the Securities have been obtained and given;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                     ARTICLE I
                             AUTHORIZATION; DEFINITIONS

          Section 1.01. SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture is supplemental to, and is entered into, in accordance with Section 9.01 of the Indenture, and except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

          Section 1.02. DEFINITIONS. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                                     ARTICLE II
                                ADDITIONAL GUARANTOR


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          Section 2.01.  ADDITIONAL GUARANTOR.  Pursuant to Section 13.01 of the
Indenture, the Additional Guarantor hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                    ARTICLE III
                                   MISCELLANEOUS

          Section 3.01. EFFECTIVE DATE. This Second Supplemental Indenture shall become effective upon execution and delivery hereof.

          Section 3.02. COUNTERPARTS. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 3.03. ACCEPTANCE. The Trustee accepts the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantor, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          Section 3.04. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Second Supplemental Indenture, by the Company, the Guarantors, the Additional Guarantor or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          Section 3.05. SEVERABILITY. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.06. GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.

          Section 3.07. INCORPORATION INTO INDENTURE. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


                                          2

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

                                        THE DOE RUN RESOURCES CORPORATION

                                        By:  /s/ Marvin K. Kaiser
                                             -----------------------------------
                                             Marvin K. Kaiser
                                             Vice President and Chief Financial
                                             Officer

                                        FABRICATED PRODUCTS, INC.

                                        By:  /s/ Marvin K. Kaiser
                                             -----------------------------------
                                             Marvin K. Kaiser
                                             Vice President, Chief Financial
                                             Officer and Treasurer

                                        DOE RUN CAYMAN LTD.

                                        By:  /s/ Marvin K. Kaiser
                                             -----------------------------------
                                             Marvin K. Kaiser
                                             Vice President

                                        DOE RUN MINING S.R.L.

                                        By:  /s/ Kenneth R. Buckley
                                             -----------------------------------
                                             Kenneth R. Buckley
                                             General Manager

                                        DOE RUN PERU S.R.L.

                                        By:  /s/ Kenneth R. Buckley
                                             -----------------------------------
                                             Kenneth R. Buckley
                                             General Manager

                                        DOE RUN AIR S.A.C.

                                        By:  /s/ Henry Peitz
                                             -----------------------------------
                                             Henry Peitz
                                             Finance Manager

                                        DOE RUN DEVELOPMENT S.A.C.

                                        By:  /s/ Victor Raul Eyzaguirre
                                             -----------------------------------
                                             Victor Raul Eyzaguirre
                                             General Manager


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                                        EMPRESA MINERA COBRIZA S.A.

                                        By:  /s/ Kenneth R. Buckley
                                             -----------------------------------
                                             Kenneth R. Buckley
                                             General Manager

                                        DR LAND HOLDINGS, LLC

                                        By:  /s/ Marvin K. Kaiser
                                             -----------------------------------
                                             Marvin K. Kaiser
                                             Vice President

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:  /s/ Robert L. Reynolds
                                             -----------------------------------
                                             Robert L. Reynolds
                                             Vice President


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                                                                      SCHEDULE A


                                 ADDITIONAL GUARANTOR


NAME                                                                  DATE
----                                                                  ----

DR Land Holdings, LLC, a Delaware limited liability company . . January 13, 1999
                                                                       ---------


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